EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2016 relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tupperware Brands Corporation’s Annual Report on Form 10-K for the year ended December 26, 2015.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

August 26, 2016